UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2007
TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 S. Bayshore Drive
Miami, Florida 33133

(Address of Principal Executive Office)
Registrant’s telephone number, including area code (305) 856-3200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 19, 2007, the Board of Directors (the “Board”) of Terremark Worldwide, Inc. (the “Company”) received approval for the listing of the Company’s common stock on the NASDAQ Global Market (“NASDAQ”); and, on April 20, 2007, the Board approved such listing and the withdrawal of the Company’s listing from the American Stock Exchange (“AMEX”). On April 23, 2007, the Company announced its receipt of this approval and the contemplated transfer of its listing from AMEX to NASDAQ. The Company’s common stock will continue trading on the AMEX under the symbol “TWW” until the day prior to its commencing trading on NASDAQ under the symbol “TMRK”. The Company anticipates that the transfer of listing from the AMEX to NASDAQ will occur in May 2007.

ITEM 7.01.	Regulation FD Disclosure
In connection with the Company’s receipt of approval for listing its common stock on the NASDAQ Global Market, the Company issued a press release on April 23, 2007, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description

99.1	Press Release issued by Terremark Worldwide, Inc. on April 23, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: April 25, 2007	By:	/s/ Jose A. Segrera
Jose A. Segrera
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by Terremark Worldwide, Inc. on April 23, 2007.

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